AMENDMENT NO. 1 TO ASSIGNMENT OF SPECIFIC MINERAL RIGHTS

This AMENDMENT NO. 1 TO ASSIGNMENT OF SPECIFIC MINERAL RIGHTS is entered into as of February __, 2006 (this “Amendment”) between American Graphite Holdings, a sole proprietorship (“AGII”), and Novastar Resources Ltd., a Nevada corporation (“Novastar”).

WHEREAS, AGH and Novastar entered into an Assignment of Specific Mineral Rights dated as of September 14, 2005 (the “Agreement”); and

WHEREAS, AGH and Novastar desire to clarify the remedies available to AGH in the event of a breach of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.     Remedies. AGH and Novastar agree, notwithstanding any other provision in the Agreement, that the sole remedy available to AGH for a breach of the Agreement by Novastar shall be the termination of the Agreement by AGH and that no further relief or recourse, whether at law, in equity, or otherwise, will be available to AGH, Without limiting the generality of the foregoing, notwithstanding any breach by Novastar of the Agreement, whether occurring heretofore or hereafter, AGH shall not be entitled to money damages, an injunction or any recourse or remedy other than termination of the Agreement.

2.     Agreement. In all other respects, the Agreement shall remain in full force and effect.

3.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMERICAN GRAPHITE HOLDINGS

By:
Name: CHARLES H. MERCHANT, S. Title: OWNER

NOVASTAR RESOURCES LTD.

By:
Name: SEAN MULHEARN Title: SECRETARY NOVASTAR RESOURCES Ltd. 3/5/06